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                                                                  EXHIBIT (j)(i)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the references made to our firm under the captions "Financial Highlights" "General Information" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 2 to Registration Statement (Form N-1A, No. 811-08839) of the streetTRACKS Series Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report dated August 10, 2001 with respect to the financial statements and financial highlights of the streetTRACKS Dow Jones U.S. Large Cap Value Index Fund, streetTRACKS Dow Jones U.S. Large Cap Growth Index Fund, streetTRACKS Dow Jones U.S. Small Cap Value Index Fund, streetTRACKS Dow Jones U.S. Small Cap Growth Index Fund, streetTRACKS Dow Jones Global Titans Index Fund, streetTRACKS Wilshire REIT Index Fund, streetTRACKS Morgan Stanley Technology Index Fund, streetTRACKS Morgan Stanley Internet Index Fund, Fortune 500 Index Fund, and Fortune e-50 Index Fund, included in the annual report of the streetTRACKS Series Trust.


                                          /s/ Ernst & Young LLP
                                          ------------------------------
                                          Ernst & Young LLP


Boston, Massachusetts
October 26, 2001